Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Rimage Corporation:


We consent to incorporation by reference in the Registration Statement (No. 33-71472) of Rimage Corporation on Form S-8 of our reports dated March 6, 1998, relating to the consolidated balance sheets of Rimage Corporation and subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended, and the related financial statement schedule, which reports appear in the 1997 annual report on Form 10-K of Rimage Corporation.


                                                /s/ KPMG Peat Marwick LLP
                                                KPMG Peat Marwick LLP


Minneapolis, Minnesota
March 27, 1998